EXHIBIT 11

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                     IVAX CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER SHARE
                   (In thousands, except per share data)

                                                             THREE MONTHS           SIX MONTHS
                                                           1995       1994       1995       1994
PERIOD ENDED JUNE 30,                                    --------   --------   --------   --------
PRIMARY EARNINGS PER COMMON SHARE:

  Income before extraordinary items                      $ 28,125   $ 26,635   $ 51,428   $ 51,603
  Extraordinary items                                         (20)       296         34     (1,352)
                                                         --------   --------   --------   --------
  Net income for primary computation                     $ 28,105   $ 26,931   $ 51,462   $ 50,251
                                                         ========   ========   ========   ========
  Average number of common and dilutive common
    equivalent shares-primary                             118,741    116,206    118,061    116,263
                                                         ========   ========   ========   ========

  Earnings before extraordinary items                    $    .24   $    .23   $    .44   $    .44
                                                         ========   ========   ========   ========

  Net earnings                                           $    .24   $    .23   $    .44   $    .43
                                                         ========   ========   ========   ========

FULLY DILUTED EARNINGS PER COMMON SHARE:

  Income before extraordinary items                      $ 28,125   $ 26,635   $ 51,428   $ 51,603
  Adjustment for interest expense on 9.00% Convertible
    Subordinated Debentures, net of tax                        21         21         41         41
                                                         --------   --------   --------   --------
  Adjusted income before extraordinary items for fully
    diluted computation                                    28,146     26,656     51,469     51,644
  Extraordinary items                                         (20)       296         34     (1,352)
                                                         --------   --------   --------   --------
  Net income for fully diluted computation               $ 28,126   $ 26,952   $ 51,503   $ 50,292
                                                         ========   ========   ========   ========
  Average number of common and dilutive common
    equivalent shares-fully diluted                       119,030    116,492    118,586    116,549
                                                         ========   ========   ========   ========

  Earnings before extraordinary items                    $    .24   $    .23   $    .43   $    .44
                                                         ========   ========   ========   ========
  Net earnings                                           $    .24   $    .23   $    .43   $    .43
                                                         ========   ========   ========   ========
AVERAGE NUMBER OF COMMON SHARES AND
  DILUTIVE COMMON SHARE EQUIVALENTS

Primary shares:
  Average number of common shares outstanding             114,841    105,593    114,586    105,070
  Incremental shares for options and warrants               3,900      2,563      3,475      3,143
  Conversion of pooled company's Convertible
    Preferred Stock                                          -         8,050       -         8,050
                                                         --------   --------   --------   --------
                                                          118,741    116,206    118,061    116,263
                                                         ========   ========   ========   ========
Fully diluted shares:
  Average number of common shares outstanding             114,841    105,593    114,586    105,070
  Incremental shares for options and warrants               3,903      2,563      3,714      3,143
  Conversion of pooled company's Convertible
    Preferred Stock                                          -         8,050       -         8,050
  Conversion equivalent of 9.00% Convertible
    Subordinated Debentures                                   286        286        286        286
                                                         --------   --------   --------   --------
                                                          119,030    116,492    118,586    116,549
                                                         ========   ========   ========   ========
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